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                                                     Exhibit 99-2

                   ROCHESTER, NEW YORK   14604
                          716-454-6996
                        FAX 716-454-4024
                        ----------------

                             MEMBER
                      The McGLADREY Network

               CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 to be filed by Home Properties of New York, Inc. with respect to the Home Properties Retirement Savings Plan of our report dated April 29, 1997, with respect to the financial statements and schedules of the Home Properties Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.

                         Sincerely,

                         /s/ Cortland L. Brovitz & Co., P.C.
                         -----------------------------------
                         Cortland L. Brovitz & Co., P.C.
                         Certified Public Accounts

Rochester, New York
June 25, 1997